                                                                     Exhibit 4.8


                       INSTRUMENTS DEFINING THE RIGHTS OF
                     SECURITY HOLDERS, INCLUDING INDENTURES



The Registrant has various long-term debt agreements which define the rights of the holders of the related debt securities of the Registrant. The Registrant agrees to furnish copies of any unfiled debt agreements to the Commission upon request.


                                       FLEMING COMPANIES, INC.
                                       (Registrant)


                                       KEVIN TWOMEY

Date:    March 12, 1999                By  Kevin Twomey
                                       Senior Vice President-Controller
                                       (Principal Accounting Officer)